Exhibit 3.1

SECOND AMENDED AND RESTATED BYLAW NO. 1

A Bylaw relating generally to the transaction of the business and affairs of ULTRA PETROLEUM CORP. (the “Corporation”)

SECTION ONE - INTERPRETATION

Section 1.1 INTERPRETATION. Words and expressions defined in the Business Corporations Act, Revised Statutes of the Yukon 2002, Chapter 20 as amended from time to time, and any Statute that may be substituted therefor, as amended from time to time (the “Act”) have the same meanings when used in the Bylaws. Words importing the singular number include the plural and vice versa and words importing gender include masculine, feminine and neuter genders as required by the context.

Section 1.2 CONFLICT WITH ACT OR ARTICLES. The Bylaws are subject to the provisions of the Act and the articles of the Corporation and in the event of conflict between the provisions of any Bylaws and the provisions of the Act or the articles, the provisions of the Act or the articles shall prevail over the Bylaws.

Section 1.3 HEADINGS. The headings and indices used in the Bylaws are inserted for convenience of reference only and do not affect the interpretation of the Bylaws or any part thereof.

SECTION TWO - BUSINESS OF THE CORPORATION

Section 2.1 CORPORATE SEAL. The Board of Directors of the Corporation (the “Board”) may adopt and change a corporate seal which shall contain the name of the Corporation and the Board may cause to be created as many duplicates thereof as the Board shall determine.

Section 2.2 EXECUTION OF INSTRUMENTS. The Board may from time to time direct the manner in which, and the person or persons by whom, any particular document or class of documents may or shall be signed and delivered. In the absence of a directors’ resolution concerning the execution of any particular documents, documents shall be signed and delivered on behalf of the Corporation by one person, who holds the office of Chairman of the Board, President, Managing Director, Vice-President, Secretary, Treasury or director or any other office created by bylaw or by resolution of the Board, including affixing the corporate seal to all such documents as may require the same.

Section 2.3 BANKING AND FINANCIAL ARRANGEMENTS. The banking and financial business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board. Such banking and financial business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the Board may from time to time prescribe or authorize.

Section 2.4 VOTING RIGHTS IN OTHER BODIES CORPORATE. The signing officer of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the rights to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officer executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the Board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

Section 2.5 WITHHOLDING INFORMATION FROM SHAREHOLDERS. Subject to the provisions of the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation’s business which, in the opinion of the Board, it would be inexpedient in the interests of the shareholders or the Corporation to communicate to the public. The Board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation shall be open to the inspection of shareholders and no shareholder shall have any right of inspection of any account, record or document of the Corporation except as conferred by the Act or authorized by the Board or by resolution passed at a general meeting of shareholders.

SECTION THREE - DIRECTORS AND BOARD

Section 3.1 CALLING OF MEETING. Meetings of the Board shall be held from time to time and at such place as the Board, the Chairman of the Board, the Managing Director, the President or any two directors may determine.

Section 3.2 NOTICE OF MEETINGS. Notice of the time and place of Board meetings shall be given to each director in the manner provided in Section 10.1 not less than 48 hours before the time of the meeting.

Section 3.3 TELECOMMUNICATION. A director may participate in a Board meeting or a meeting of a committee of directors by means of telephone or other communication facilities that permit all directors participating in the meeting to hear each other.

Section 3.4 QUORUM. A quorum for Board meetings shall be a majority of the directors present in person or by telecommunication. If a quorum is not present within 15 minutes of the time fixed for the holding of the meeting, the meeting shall be adjourned for not less than 72 hours and notice of the time and place of the adjourned meeting shall be given to each director not less than 48 hours before the time of the adjourned meeting. If a quorum is not present within 15 minutes of the time fixed for the holding of the adjourned meeting, those directors present in person or by telecommunication shall constitute a quorum for the purpose of the adjourned meeting.

Section 3.5 FIRST MEETING OF NEW BOARD. Provided a quorum of directors is present, each newly elected Board may, without notice, hold its first meeting immediately following the meeting of shareholders at which such Board is elected.

Section 3.6 REGULAR MEETINGS. The Board may appoint a day or days in any month or months and a place and hour for regular meetings of the Board. A copy of any resolution of the Board fixing the day or days, the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

Section 3.7 CASTING VOTE. At all Board meetings, each director shall have one vote and every question shall be decided by a majority of votes cast on each question. In the case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote in addition to the vote to which he may be entitled as a director.

Section 3.8 CHAIRMAN. The chairman of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting:

(a) the Chairman of the Board; or

(b) the President; or

(c) any Vice-President (and where more than one Vice-President is present at the meeting, then the priority to act as chairman as between them shall be in order of their appointment to the office of Vice-President).

If no such officer is present within 15 minutes from the time fixed for the holding of the meeting of the Board, the persons present shall choose one of their number then present to be chairman of that meeting.

Section 3.9 COMMITTEES OF DIRECTORS. Unless otherwise ordered by the Board each committee of directors shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

Section 3.10 REMUNERATION AND EXPENSES. The directors shall be paid such remuneration for their services as the Board may from time to time determine. The directors shall also be entitled to be reimbursed for travel expenses and other expenses properly incurred by them in attending meetings of the Board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

SECTION FOUR - OFFICERS

Section 4.1 APPOINTMENT. The Board may from time to time appoint a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary, a Treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed. Subject to those powers and authority which pursuant to the Act may only be exercised by the directors, the officers of the Corporation may exercise, respectively, such powers and authority and shall perform such duties, in addition to those specified in the Bylaws, as may from time to time be prescribed by the Board. Except for the Chairman of the Board, if appointed, and the Managing Director, if appointed, an officer may, but need not be, a director.

Section 4.2 DELEGATION. In case of the absence of any officer or employee of the Corporation or for any other reason that the Board may deem sufficient, the Board may delegate for the time being the powers and authority of such officer or employee to any other officer or employee or to any director of the Corporation.

Section 4.3 CHAIRMAN OF THE BOARD. The Chairman of the Board, if appointed, shall be a director of the Corporation. The Chairman of the Board shall preside at all meetings of the Board and may exercise such other powers and authority and shall perform the duties which the directors may from time to time prescribe. During the absence or disability of the Chairman of the Board, his or her duties shall be performed and his or her powers exercised by the Managing Director, if any, or if no Managing Director, by the President.

Section 4.4 MANAGING DIRECTOR. The Managing Director, if appointed, shall be a director of the Corporation, shall manage the operations of the Corporation generally, and may exercise such other powers and authority and shall perform such other duties as may from time to time be prescribed by the Board. During the absence or disability of the Chairman of the Board and/or the President, or if no Chairman of the Board and/or President have been appointed, the Managing Director shall also have the powers and duties of the Chairman of the Board and/or the President.

Section 4.5 PRESIDENT. The President shall, subject to the authority of the Board, be responsible for the general supervision of the business and affairs of the Corporation and shall have such other powers and duties as the Board may specify. During the absence or disability of the Chairman of the Board and/or the Managing Director, or if no Chairman of the Board and/or Managing Director have been appointed, in the event the President is a Director of the Corporation, the President shall also have the powers and duties of the Chairman of the Board and/or the Managing Director.

Section 4.6 VICE-PRESIDENT. The Vice-President, or if more than one Vice-President has been appointed, the Vice-Presidents, may exercise such powers and authority and shall perform such duties as may from time to time be prescribed by the Board. Subject to Sections 4.3 and 4.4, one of the Vice-Presidents, being a shareholder and/or director, as the case may be, where required by the Act or these Bylaws, may exercise the powers and perform the duties of the Chairman of the Board and/or the Managing Director and/or the President.

Section 4.7 SECRETARY. Except as may be otherwise determined from time to time by the Board, the Secretary shall attend and be the secretary to all meetings of the Board, shareholders and committees of the Board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings at such meetings. The Secretary shall give or cause to be given as and when instructed all notices to shareholders, directors, officers, auditors and members of committees of the Board. The Secretary shall be the custodian of the corporate seal, if any, of the Corporation and shall have charge of all books, papers, reports, certificates, records, documents, registers and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose and may exercise such other powers and authority and shall perform such other duties as may from time to time be prescribed by the Board or by the President.

Section 4.8 TREASURER. The Treasurer shall be responsible for the keeping of proper accounting records in compliance with the Act and shall be responsible for the deposit of monies and other valuable effects of the Corporation in the name and to the credit of the Corporation in such banks or other depositories as the Board may from time to time designate and shall be responsible for the disbursement of the funds of the Corporation. The Treasurer shall render to the Board whenever so directed an account of all financial transactions and of the financial position of the Corporation. The Treasurer may exercise such other duties as may from time to time be prescribed by the Board or by the President.

Section 4.9 OTHER OFFICERS. The powers and duties of all other officers shall be those prescribed by the Board from time to time. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board or the President otherwise direct.

Section 4.10 VARIATION OF THE POWERS AND DUTIES. The Board may from time to time vary, add to or limit the powers, authority and duties of any officer.

Section 4.11 REMOVAL AND DISCHARGE. The Board may remove any officer of the Corporation, with or without cause, at any meeting called for that purpose and may elect or appoint others in their place or places. Any officer or employee of the Corporation, not being a member of the Board, may also be removed and discharged, either with or without cause, by the Chairman of the Board or the President. If, however, there be a contract with an officer or employee derogating from the provisions of this Section, such removal or discharge shall be subject to the provisions of such contract.

Section 4.12 TERM OF OFFICE. Each officer appointed by the Board shall hold office until a successor is appointed, or until his earlier resignation or removal by the Board.

Section 4.13 TERMS OF EMPLOYMENT AND REMUNERATION. The terms of employment and the remuneration of officers appointed by the Board shall be settled by the Board from time to time.

Section 4.14 AGENTS AND ATTORNEYS. The Board, the Chairman of the Board or the President may also from time to time appoint other agents, attorneys, officers and employees of the Corporation within or without Canada, who may be given such titles and who may exercise such powers and authority (including the power of subdelegation) and shall perform such duties of management or otherwise, as the Board may from time to time prescribe.

Section 4.15 FIDELITY BONDS. The Board, the Chairman of the Board or the President may require such officers, employees and agents of the Corporation as the Board deems advisable to furnish bonds for the faithful performance of their powers and duties, in such form and with such surety as the Board may from time to time determine.

SECTION FIVE - INDEMNIFICATION

Section 5.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS AGAINST ACTIONS BY THIRD PARTIES. Except in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of that Corporation or body corporate, if:

(a) He acted honestly and in good faith with a view to the best interests of the Corporation, and

(b) In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Section 5.2 INDEMNIFICATION OF DIRECTORS AND OFFICERS AGAINST ACTIONS BY THE CORPORATION. The Corporation may, with the approval of the Supreme Court of the Yukon Territory, indemnify a person referred to in paragraph 5.1 in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfills the conditions set out in subparagraphs 5.1(a) and (b).

Section 5.3 RIGHT OF INDEMNIFY AND EXCLUSIVE. The provisions for indemnification contained in the Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to an action in his official capacity and as to an action in any other capacity while holding such office. This section shall also apply to a person who has ceased to be a director or officer, and shall enure to the benefit of the heirs and legal representatives of such person.

Section 5.4 INSURANCE. Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as the Board may from time to time determine.

Section 5.5 APPLICATION OF YBCA. Section 5 of this Bylaw and the right to indemnification are subject to the provisions of the Act.

SECTION SIX - SHARES

Section 6.1 OPTIONS. The Board may from time to time grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the Board shall determine, provided that no share shall be issued until it is fully paid as provided in the Act.

Section 6.2 NON-RECOGNITION OF TRUSTS. The Corporation shall treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise a right of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation’s records or on the share certificate.

Section 6.3 JOINT SHAREHOLDERS. If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

SECTION SEVEN - DIVIDENDS AND RIGHTS

Section 7.1 DIVIDEND CHEQUES. A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class or series in respect of which a dividend has been declared, and mailed by prepaid ordinary mail to such registered holder at the address shown in the records of the Corporation, unless such holder otherwise directs. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

Section 7.2 JOINT SHAREHOLDERS. In the case of joint holders, a cheque for payment of dividends, bonuses, returns of capital or other money payable, shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at the address shown in the records of the Corporation.

Section 7.3 NON-RECEIPT OF CHEQUES. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnify, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.

Section 7.4 UNCLAIMED DIVIDENDS. Any dividend unclaimed after a period of six (6) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

SECTION EIGHT - MEETINGS OF SHAREHOLDERS

Section 8.1 ANNUAL MEETINGS. The annual meeting of shareholders shall be held at such time in each year and, subject to the articles of the Corporation, at such place as the Board, or failing it, the Chairman of the Board, the Managing Director or the President, may from time to time determine.

Section 8.2 TIME FOR DEPOSITS OF PROXIES. The Board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice, or if no such time is specified in such notice, unless it has been received by the Secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

Section 8.3 PERSONS ENTITLED TO BE PRESENT. The only persons entitled to be present at a meeting of the shareholders shall be those persons entitled to vote thereat, the directors and auditor (if any) of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or Bylaws to be present at the meeting. Any other persons may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

Section 8.4 QUORUM. A quorum of shareholders is present at a meeting of shareholders, irrespective of the number of persons actually present at the meeting, if the holder or holders of one-third (1/3) of the shares entitled to vote at the meeting are present in person or represented by proxy. No business shall be transacted at any meeting unless the requisite quorum is present at the time of the transaction of such business.

Section 8.5 ADJOURNMENT. Should a quorum not be present at any meeting of shareholders, those present in person or by proxy and entitled to vote shall have power to adjourn the meeting for a period of not more than 30 days without notice other than announcement at the meeting. At any such adjourned meeting, provided a quorum is present, any business may be transacted which might have been transacted at the meeting adjourned. Notice of meetings adjourned for more than 30 days and for more than 90 days shall be given as required by the Act.

Section 8.6 CHAIRMAN. The chairman of any meeting of the shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting:

(a) the Chairman of the Board;

(b) the President;

(c) any Vice-President (and where more than one Vice-President is present at the meeting, then the priority to act as chairman as between them shall be in order of their appointment to the office of Vice-President).

If no such officer is present within 15 minutes from the time fixed for the holding of the meeting of the shareholders, the persons present and entitled to vote shall choose one of their number then present to be chairman of that meeting.

Section 8.7 SECRETARY OF MEETING. If the Secretary of the Corporation is absent, the chairman of a meeting of shareholders shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.

Section 8.8 CHAIRMAN’S CASTING VOTE. At any meeting of shareholders every question shall be determined by the majority of the votes cast on the question. In the case of an equality of votes at a meeting of shareholders, the chairman of the meeting shall not be entitled to a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

Section 8.9 CHAIRMAN’S DECLARATION. At any meeting of shareholders, unless a ballot is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number of proportion of votes recorded in favour of or against the motion.

Section 8.10 VOTING BY BALLOT. If a ballot is demanded by a shareholder or proxy holder entitled to vote at a shareholder’s meeting and the demand is not withdrawn, the ballot upon the motion shall be taken in such manner as the chairman of the meeting shall direct. Upon a ballot each shareholder who is present in person or represented by proxy shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles. The declaration by the Chairman of the meeting that the vote upon the question has been carried, or carried unanimously or by a particular majority, or lost or not carried by a particular majority and an entry in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number of proportion of votes recorded in favour of or against any resolution or question.

Section 8.11 SCRUTINEERS. The chairman or the secretary at any meeting of the shareholders or the shareholders then present may appoint one or more scrutineers, who need not be shareholders, to count and report upon the results of the voting which is done by ballot.

Section 8.12 SHAREHOLDER PROPOSALS.

(a) At an annual meeting of the shareholders, only business (including the nomination or election of Directors) that has been properly brought before the meeting in accordance with the procedures set forth herein shall be conducted. To be properly brought before a meeting of shareholders, such business must be brought before the meeting (i) by or at the direction of the Board or any committee thereof or (ii) by a shareholder who (A) was a shareholder of record or the beneficial owner of shares of the Corporation, in either case of at least one percent (1%) of the shares entitled to vote at the meeting, when the notice required by this section is delivered to the Corporation and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the notice and other provisions of this section. Any business brought before a meeting in accordance with this section is referred to as “Shareholder Business.”

(b) Subject to subparagraph 8.12(a), at any annual meeting of shareholders, all proposals of Shareholder Business must be made by timely written notice given by or on behalf of a shareholder of record or the beneficial owner of shares of the Corporation (the “Notice of Business”) and must otherwise be a proper matter for shareholder action. To be timely, the Notice of Business must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the Secretary of the Corporation, no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of shareholders; provided, however, that if (i) the annual meeting of shareholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of shareholders, (ii) no annual meeting was held during the prior year or (iii) in the case of the Corporation’s first annual meeting of shareholders as a corporation with a class of equity security registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the notice by the shareholder to be timely must be received no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was first made by mail or Public Disclosure. In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of a shareholder meeting commence a new time period (or extend any time period) for the giving of the Notice of Business.

(c) The Notice of Business must set forth:

(i) the name and record address of each shareholder proposing Shareholder Business (the “Proponent”), as they appear on the Corporation’s books;

(ii) as to each Proponent, (A) the class or series and number of shares of stock directly or indirectly held of record and beneficially by the Proponent, and (B) the date such shares of stock were acquired. The information specified in subparagraph (c)(i) to (ii) is referred to herein as “Shareholder Information”;

(iii) a representation that each Proponent is a holder of record or the beneficial owner of shares of the Corporation, in either case of at least one percent (1%) of the shares entitled to vote at the meeting, and intends to appear in person or by proxy at the meeting to propose such Shareholder Business,

(iv) a brief description of the Shareholder Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Bylaws, the language of the proposed amendment) and the reasons for conducting such Shareholder Business at the meeting.

(d) The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the procedures set forth in this section, and, if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(e) If the Proponent (or a qualified representative of the Proponent) does not appear at the meeting of shareholders to present the Shareholder Business such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this paragraph, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(f) “Public Disclosure” of any date or other information means disclosure thereof by a press release reported by the Dow Jones News Services, Associated Press or comparable U.S. national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(g) The notice requirements of this paragraph shall be deemed satisfied with respect to shareholder proposals that have been properly brought under Rule 14a-8 of the Exchange Act and that are included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Further, nothing in this section shall be deemed to affect any rights of the holders of any series of preferred shares of the Corporation pursuant to any applicable provision of the articles.

SECTION NINE - NOTICES

Section 9.1 NOTICES. In addition to any other method of service permitted by the Act, any notice or document required by the Act, the regulations, the articles or the Bylaws may be sent to any person entitled to receive same in the manner set out in the Act for service upon a shareholder or director and by any means of telecommunication with respect to which a written record is made. A notice sent by means of telecommunication shall be deemed to have been given on the first business day after the date upon which the written record is made.

Section 9.2 NOTICE TO JOINT SHAREHOLDERS. If two or more persons hold shares jointly, notice may be given to one of such persons and such notice shall be sufficient notice to all of them.

Section 9.3 CHANGE OF ADDRESS. The Secretary or Assistant Secretary may change or cause to be changed the address in the records of the Corporation of any shareholder, director, officer, auditor or member of a committee of the Board in accordance with any information believed by him to be reliable.

Section 9.4 SIGNATURE ON NOTICE. The signature on any notice to be given by the Corporation may be lithographed, written, printed or otherwise mechanically reproduced.

SECTION TEN - EFFECTIVE DATE AND AMENDMENT

Section 10.1 EFFECTIVE DATE. This Bylaw is effective from the date of the resolution of the Board adopting same and shall continue to be effective, unless amended by the Board, until the next meeting of shareholders of the Corporation, whereupon if same is confirmed or confirmed as amended, this Bylaw shall continue in effect in the form of which it was so confirmed.

Section 10.2 AMENDING BYLAW. The shareholders of the Corporation may by resolution amend or repeal this Bylaw and such amendment or repeal shall have force and effect immediately. The Board may by resolution amend or repeal this Bylaw and such amendment or repeal shall have force and effect immediately until the next meeting of shareholders of the Corporation, at which meeting the shareholders may confirm, reject or modify such amendment or repeal. In the event that the amendment or repeal is not submitted by the Board to the Corporation’s shareholders at the next shareholders’ meeting, or the amendment or repeal is rejected by the Corporation’s shareholders, the amendment or repeal is of no force or effect after the date of such meeting.